UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2015

PERCEPTRON, INC.
(Exact name of registrant as specified in its charter)

Michigan	0-20206	38-2381442
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

47827 Halyard Drive, Plymouth, MI 48170-2461

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code                     (734) 414-6100

                                        Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On November 10, 2015, the Board of Directors of Perceptron, Inc. (the “Company”) appointed David Watza, Senior Vice President, Finance and Chief Financial Officer, as the Company’s principal accounting officer, effective December 11, 2015. This appointment was made in connection with the previously announced retirement of Sylvia Smith, the Company’s current Vice President, Controller and Chief Accounting Officer, which will be effective December 11, 2015.

Item 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company’s 2015 Annual Meeting of Shareholders (the “2015 Annual Meeting”) was held on November 10, 2015 at the Company’s headquarters in Plymouth, Michigan. Of the 9,352,628 shares of the Company’s Common Stock issued, outstanding and entitled to vote at the 2015 Annual Meeting, a total of 8,646,688 shares (or approximately 92.45%) were represented in person or by proxy at the meeting. Set forth below are the final voting results for the proposals voted on at the 2015 Annual Meeting.

1.	Election of seven nominees to the Company’s Board of Directors for a one-year term expiring at the 2016 Annual Meeting of Shareholders, or until their successors are duly elected and qualified:

Nominee	For	Number of Shares Withheld	Broker Non-Votes
Jeffrey M. Armstrong	5,769,430	1,173,790	1,703,468
Kenneth R. Dabrowski	5,770,630	1,172,590	1,703,468
Philip J. DeCocco	5,753,723	1,189,497	1,703,468
W. Richard Marz	5,767,240	1,175,980	1,703,468
C. Richard Neely, Jr.	5,772,230	1,170,990	1,703,468
Robert S. Oswald	5,756,133	1,187,087	1,703,468
Terryll R. Smith	5,756,523	1,186,697	1,703,468

As a result, each nominee was elected by the Company’s shareholders, as recommended by the Board of Directors.

2.	Ratification of the Amended and Restated Rights Plan of the Company:

For	Against	Abstain	Broker Non-Votes
4,554,996	2,344,233	43,991	1,703,468

As a result, the Amended and Restated Rights Plan of the Company was ratified by the shareholders, as recommended by the Board of Directors.

3.	Approval of an amendment to the Amended and Restated Bylaws of the Company regarding advance notice:

For	Against	Abstain	Broker Non-Votes
5,144,871	1,511,808	286,541	1,703,468

As a result, the amendment to the Amended and Restated Bylaws of the Company regarding advance notice was approved by the shareholders, as recommended by the Board of Directors. This amendment requires advance notice to the Company of shareholder nominations for election of directors and for other business to be brought by shareholders before a meeting of the shareholders. The foregoing description is qualified in its entirety by reference to the full text of Article I, Section 10 of the Amended and Restated Bylaws contained in the Amendment to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.3 and incorporated herein by reference.

4.	Approval of an amendment to the Amended and Restated Bylaws of the Company regarding the power to amend the bylaws:

For	Against	Abstain	Broker Non-Votes
5,028,735	1,868,922	45,563	1,703,468

As a result, the amendment to the Amended and Restated Bylaws of the Company regarding the power to amend the bylaws was approved by the shareholders, as recommended by the Board of Directors. This amendment eliminates the restrictions on the Board of Directors’ power to amend certain provisions of the Amended and Restated Bylaws to allow the Board of Directors to alter, amend, add to, rescind or repeal any provision of the Amended and Restated Bylaws by a majority of the Directors in office at any meeting of the Board of Directors. The foregoing description is qualified in its entirety by reference to the full text of Article X of the Amended and Restated Bylaws contained in the Amendment to the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.4 and incorporated herein by reference.

5.	Approval of an advisory vote on executive compensation (“Say-on-Pay”):

For	Against	Abstain	Broker Non-Votes
6,630,170	270,047	43,003	1,703,468

As a result, the non-binding resolution to approve the compensation of the Company’s named executive officers was approved by the shareholders on an advisory basis, as recommended by the Board of Directors.

6.	Ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016:

For	Against	Abstain
8,612,261	25,647	8,780

As a result, the selection of BDO USA, LLP was ratified and approved by the Company’s shareholders, as recommended by the Board of Directors.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

D. Exhibits.

Exhibit No.	Description

Exhibit 3.3	Amendment, dated November 10, 2015, to Article I, Section 10 of the Amended and Restated Bylaws of the Company.

Exhibit 3.4	Amendment, dated November 10, 2015, to Article X of the Amended and Restated Bylaws of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.

Date: November 13, 2015	/s/ David L. Watza
By: David L. Watza
Its: Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.3	Amendment, dated November 10, 2015, to Article I, Section 10 of the Amended and Restated Bylaws of the Company.

Exhibit 3.4	Amendment, dated November 10, 2015, to Article X of the Amended and Restated Bylaws of the Company.

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